Exhibit 99.2

   IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on [•], 2016.

Vote by Internet
•	Log on to the Internet and go to www.investorvote.com/DMND

•	Follow the steps outlined on the secured website.

Vote by telephone
•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

 A  Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain			For	Against	Abstain

1.	Adopt the Agreement and Plan of Merger and Reorganization, dated as of October 27, 2015, by and among Diamond Foods, Inc. (“Diamond”), Snyder’s-Lance, Inc., Shark Acquisition Sub I, Inc. and Shark Acquisition Sub II, LLC.	☐	☐	☐	2.	Approve, on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by Diamond to its named executive officers in connection with the proposed merger.	☐	☐	☐
		For	Against	Abstain

3.	Approve the adjournment of the Diamond special meeting, if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and approve any transactions contemplated by the merger agreement.	☐	☐	☐

 B   Non-Voting Items

Change of Address – Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼	IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	▼

Proxy — DIAMOND FOODS, INC.

Special Meeting of Stockholders to be held on [●], 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert J. Zollars and Brian J. Driscoll, and each of them, as the Proxyholders, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Diamond Foods, Inc. (the “COMPANY”) that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held on [●], 2016 at [●], at [●] and any adjournment or postponement thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any adjournment or postponement thereof in the manner described herein. If no contrary indication is made, the Proxy will be voted FOR each of the Proposals and in accordance with the judgment and in the discretion of the persons named as Proxyholders herein on any other business that may properly come before the Meeting or any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	CONTINUED AND TO BE VOTED ON REVERSE SIDE.	SEE REVERSE SIDE